Exhibit 23

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 33-56329,
No.  333-44631,  No.  333-95743,  No.  333-121275  and  No.  333-131404) and the
Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of our report, dated June 29, 2010, relating to our audit of the financial statements of the Baldwin Technology Profit Sharing and Savings Plan, which appears in this Annual Report on Form 11-K of the Baldwin Technology Profit Sharing and Savings Plan for the year ended December 31, 2009.






   /s/ McGladrey & Pullen, LLP
--------------------------------
Stamford, Connecticut
June 29, 2010



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